Exhibit 3.2

CERTIFICATE OF AMENDMENT
OF BYLAWS OF

SONUS PHARMACEUTICALS, INC.

The undersigned, who is the duly elected, qualified and acting Assistant Secretary of Sonus Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), does hereby certify, as follows:

1.             Section 7.1 of the Bylaws of the Corporation was amended, by an action by unanimous written consent of the Board the Directors of the Corporation held on December 4, 2007, to read in its entirety, as follows:

“7.1.       Stock Certificates. The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors, if any, or the president or vice-president, and by the treasurer or an assistant treasurer, or by the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the time of issue.”

2.             The foregoing amendment to the Bylaws of the Corporation has not been modified, amended, rescinded or revoked and remains in full force and effect on the date hereof.

IN WITNESS WHEREOF, I have hereunto subscribed my name on December 6, 2007.

/s/ Alan Fuhrman
Alan Fuhrman
Assistant Secretary